UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its chapter)

Arizona (State or other jurisdiction of incorporation)	0-11353 (Commission File Number)	86-0344671 (IRS Employer Identification No.)
1302 W. Drivers Way
Tempe, Arizona 85284

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 403-8300

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
In order to be more responsive to customer demands and increase efficiencies, Circuit Research Labs, Inc. will consolidate its U.S. based manufacturing into its corporate headquarters in Tempe, Arizona. The Company expects to realize a savings of approximately $750,000 annually once the consolidation is complete. The Company expects nonrecurring costs associated with this consolidation to be approximately $350,000. As a part of this consolidation, the Northern California plant will become the Northern California Research and Design Center Group, located just north of Silicon Valley in San Leandro, California. The Company expects the consolidation to be completed by the end of June 2006.
This report contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “hope,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “expectations,” “forecast,” “goal” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Circuit Research Labs does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Management’s anticipation of future events is based upon assumptions regarding levels of competition, research and development results, raw material markets, the markets in which the company operates, and stability of the regulatory environment. Any of these assumptions could prove inaccurate; and therefore, there can be no assurance that the forward-looking information will prove to be accurate.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.
Date: November 15, 2005	By:	/s/ Robert McMartin

	Name:	Robert McMartin

	Title:	Executive Vice President and Chief Financial Officer

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